Exhibit 99.1

VMware Reports First Quarter 2016 Results

- Year-over-Year Revenue Growth of 5% to $1.59 Billion

- Board authorizes share repurchase of up to $1.2 billion in 2016

PALO ALTO, Calif., April 19, 2016 — VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, today announced financial results for the first quarter of 2016:

•	Revenues for the first quarter were $1.59 billion, an increase of 5% from the first quarter of 2015, or up 6% year-over-year in constant currency.

•	License revenues for the first quarter were $572 million, a decrease of 1% from the first quarter of 2015, or up 1% year-over-year in constant currency.

•	GAAP net income for the first quarter was $161 million, or $0.38 per diluted share, down 17% per diluted share compared to $196 million, or $0.45 per diluted share, for the first quarter of 2015. Non-GAAP net income for the quarter was $366 million, or $0.86 per diluted share, flat per diluted share compared to $369 million, or $0.86 per diluted share, for the first quarter of 2015.

•	GAAP operating income for the first quarter was $192 million, a decrease of 12% from the first quarter of 2015. Non-GAAP operating income for the first quarter was $446 million, a decrease of 1% from the first quarter of 2015.

•	Operating cash flows for the first quarter were $720 million. Free cash flows for the quarter were $679 million.

•	Cash, cash equivalents and short-term investments were $8.25 billion, and unearned revenues were $4.98 billion as of March 31, 2016.

•	Total revenues plus sequential change in total unearned revenues grew 5% year-over-year, and grew 6% year-over-year when adjusted for constant currency.

•	License revenues plus sequential change in unearned license revenues grew 1% year-over-year, and grew 2% year-over-year when adjusted for constant currency.

VMware announced that its Board of Directors has authorized VMware to repurchase up to an aggregate of $1.2 billion of its Class A common stock through December 31, 2016 in the open market, subject to market conditions. VMware plans to repurchase $1.2 billion of its Class A common stock in 2016.

“Q1 was a good start to 2016. We made solid progress with our strategic goal of building momentum for our newer growth businesses and in the cloud,” said Pat Gelsinger, chief executive officer, VMware. “We continue to see momentum across our portfolio of growth products and businesses, including NSX, Virtual SAN and End-User Computing.”

“I’m pleased with the team’s ability to execute according to our Q1 plan,” commented Zane Rowe, executive vice president and chief financial officer, VMware. “Our intent to repurchase $1.2 billion of stock this year underscores the confidence we have in the business and reinforces our capital allocation strategy, which includes returning capital to shareholders.”

Recent Highlights & Strategic Announcements

•	In February, as part of VMware’s strategy to help customers extend their private cloud into the public cloud, VMware and IBM announced a strategic partnership designed to enable enterprise customers to easily extend their existing workloads from their on-premises software-defined data center to the cloud. Customers will be able to leverage VMware’s proven technologies with IBM’s growing footprint of 45 Cloud Data Centers worldwide to help them scale globally and manage their data locally and securely.

•	The company launched VMware Workspace ONE, a new platform designed to deliver a digital workspace that integrates device management, application delivery and identity management technologies. These combined benefits, on a single mobile platform, enable secure management and delivery of business critical resources to employees for corporate IT, and consumer simple access for end-users.

•	VMware advanced its cloud management platform with the introduction of VMware vRealize Suite 7. The suite’s new product updates, together with pricing and packaging enhancements, are designed to help customers readily address the most common use cases VMware has identified in customers’ journey to the cloud.

•	In CEO Pat Gelsinger’s keynote at RSA, VMware demonstrated a technical preview of Distributed Network Encryption, powered by NSX. This is a unique new technology which enables the encryption of data and applications across clouds.

•	For the second year in a row, VMware has ranked on Fortune magazine’s list of “100 Best Companies to Work for in the U.S.,” competing among hundreds of companies for the honor. VMware was also highlighted as No. 8 of companies located in the San Francisco Bay Area, and No. 7 of information technology companies.

•	VMware continues to rapidly evolve its hyper-converged software with VMware Virtual SAN 6.2, the fourth-generation of VMware’s simple, enterprise-grade native storage for vSphere. The new features will help customers to achieve a more cost-efficient performance, improve support for any application and accelerate time-to-value.

•	At Mobile World Congress, IBM, JAMF, MobileIron and AirWatch announced the formation of the AppConfig Community. With more than 60 member companies, the Community’s mission is to establish a common approach for enterprise app configuration and security based on OS native standards, including the extensive frameworks available in iOS.

•	VMware was positioned as a Leader in both “The Forrester Wave™: Hybrid Cloud Management Solutions, Q1 2016” and “The Forrester Wave™: Private Cloud Software Suites, Q1 2016.” According to Forrester’s reports, VMware achieved the highest score for cloud operations amongst the 11 hybrid cloud management vendors evaluated and the highest score for current offerings amongst the nine private cloud vendors evaluated.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues which include year over year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware is a global leader in cloud infrastructure and business mobility. Built on VMware’s industry-leading virtualization technology, our solutions deliver a brave new model of IT that is fluid, instant and more secure. Customers can innovate faster by rapidly developing, automatically delivering and more safely consuming any application. With 2015 revenues of $6.6 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, Workspace ONE, vRealize Suite, NSX, Virtual SAN, vSphere, and AirWatch, are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s plans to repurchase its Class A common stock and its impact on its capital allocation strategy, continuing growth and momentum across VMware’s portfolio of growth products and businesses, the growing availability of VMware technologies on IBM’s cloud data centers and the expected benefits of the VMware/IBM partnership, VMware Workspace ONE, VMware vRealize Suite 7, VMware Virtual SAN 6.2 and the the AppConfig Community approach for customers. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) the uncertainty of customer acceptance of emerging technology; (vi) changes in the willingness of customers to enter into longer term licensing and support arrangements; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with EMC Corporation and

EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to EMC’s investment in VMware, and any changes that Dell may implement following the completion of the Dell-EMC merger; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the unsuccessful integration of acquired companies and assets into VMware; (xiii) disruptions to VMware’s business resulting from the pendency of EMC’s acquisition by Dell and the potential for loss of VMware customers due to uncertainty that the Dell-EMC transaction could have on VMware’s business; (xiv) the failure of Dell’s acquisition of EMC to close when anticipated, if at all; (xv) the ability of VMware to realize synergies following Dell’s acquisition of EMC; (xvi) the potential negative analyst or stockholder sentiment regarding VMware’s stock price due to the pending Dell-EMC merger; (xvii) the potential negative impact on VMware’s stock price due to any confusion or uncertainty caused by the VMware tracking stock that is expected to be issued by Dell to EMC stockholders in the transaction; (xviii) disruptions resulting from key management changes; (xix) pending or future stockholder litigation related to the Dell-EMC transaction; (xx) fluctuating currency exchange rates; (xxi) fluctuations and volatility in VMware’s stock price; (xxii) changes in VMware’s financial condition; (xxiii) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash; (xxiv) fluctuations in the level of cash held in the United States that is available for stock repurchases; and (xxv) the impact of regulatory restrictions on VMware’s ability to execute its stock repurchase program as a result of any delays to Dell’s acquisition of EMC. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
License	$572	$576
Services	1,017	935

Total revenues	1,589	1,511
Operating expenses (1):
Cost of license revenues	40	50
Cost of services revenues	211	193
Research and development	356	305
Sales and marketing	565	536
General and administrative	172	187
Realignment charges	53	22

Operating income	192	218
Investment income	16	12
Interest expense with EMC	(7)	(6)
Other income (expense), net	(1)	(2)

Income before income taxes	200	222
Income tax provision	39	26

Net income	$161	$196

Net income per weighted-average share, basic for Class A and Class B	$0.38	$0.46
Net income per weighted-average share, diluted for Class A and Class B	$0.38	$0.45
Weighted-average shares, basic for Class A and Class B	423,230	427,962
Weighted-average shares, diluted for Class A and Class B	424,180	430,496

(1) Includes stock-based compensation as follows:
Cost of license revenues	$1	$1
Cost of services revenues	12	11
Research and development	70	54
Sales and marketing	49	39
General and administrative	18	14

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,785	$2,493
Short-term investments	5,461	5,016
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,089	1,633
Due from related parties, net	12	74
Other current assets	147	144

Total current assets	9,494	9,360
Property and equipment, net	1,108	1,128
Other assets	195	193
Deferred tax assets	464	456
Intangible assets, net	582	616
Goodwill	3,993	3,993

Total assets	$15,836	$15,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106	$138
Accrued expenses and other	622	746
Unearned revenues	3,181	3,245

Total current liabilities	3,909	4,129
Notes payable to EMC	1,500	1,500
Unearned revenues	1,795	1,831
Other liabilities	361	363

Total liabilities	7,565	7,823
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 124,086 and 121,947 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	2,897	2,728
Accumulated other comprehensive income (loss)	12	(8)
Retained earnings	5,356	5,195

Total VMware, Inc.’s stockholders’ equity	8,269	7,919
Non-controlling interests	2	4

Total stockholders’ equity	8,271	7,923

Total liabilities and stockholders’ equity	$15,836	$15,746

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Operating activities:
Net income	$161	$196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88	76
Stock-based compensation	150	119
Excess tax benefits from stock-based compensation	—	(2)
Deferred income taxes, net	(18)	(15)
Impairment of strategic investments	5	—
Other	1	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	544	531
Other assets	(5)	—
Due to/from related parties, net	63	52
Accounts payable	(28)	(49)
Accrued expenses	(118)	(102)
Income taxes payable	(23)	(32)
Unearned revenues	(100)	(91)

Net cash provided by operating activities	720	683

Investing activities:
Additions to property and equipment	(41)	(106)
Purchases of available-for-sale securities	(1,124)	(1,027)
Sales of available-for-sale securities	420	501
Maturities of available-for-sale securities	286	255
Proceeds from disposal of assets	3	—
Purchases of strategic investments	(2)	—
Business acquisitions, net of cash acquired	—	(21)
Decrease in restricted cash	2	1

Net cash used in investing activities	(456)	(397)

Financing activities:
Proceeds from issuance of common stock	52	54
Repurchase of common stock	—	(438)
Excess tax benefits from stock-based compensation	—	2
Shares repurchased for tax withholdings on vesting of restricted stock	(24)	(34)

Net cash provided by (used in) financing activities	28	(416)

Net increase (decrease) in cash and cash equivalents	292	(130)
Cash and cash equivalents at beginning of the period	2,493	2,071

Cash and cash equivalents at end of the period	$2,785	$1,941

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$7
Cash paid for taxes, net	63	74
Non-cash items:
Changes in capital additions, accrued but not paid	$(3)	$(42)

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUES PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUES

(in millions)

(unaudited)

Constant Currency Growth in Total Revenues Plus Sequential Change in Unearned Revenues

	Three Months Ended
	March 31,
	2016	2015
Total revenues, as reported	$1,589	$1,511
Sequential change in unearned revenues	(100)	(89)

Total revenues plus sequential change in unearned revenues	$1,489	$1,422

Change (%) over prior year, as reported	5%
Change (%) over prior year, including adjustment for impact of foreign currency (1)	6%

Constant Currency Growth in License Revenues Plus Sequential Change in Unearned License Revenues

	Three Months Ended
	March 31,
	2016	2015
Total license revenues as reported	$572	$576
Sequential change in unearned license revenues	(13)	(22)

Total license revenues plus sequential change in unearned license revenues	$559	$554

Change (%) over prior year, as reported	1%
Change (%) over prior year, including adjustment for impact of foreign currency (2)	2%

(1)	Percentage change compares total revenues plus sequential change in unearned revenues in constant currency for the three months ended March 31, 2016 versus total revenues plus sequential change in unearned revenues as reported for the three months ended March 31, 2015. See “Growth in Constant Currency” for more information.
(2)	Percentage change compares license revenues plus sequential change in unearned license revenues in constant currency for the three months ended March 31, 2016 versus license revenues plus sequential change in unearned license revenues as reported for the three months ended March 31, 2015. See “Growth in Constant Currency” for more information.

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2015	2015	2015	2015	2014
Revenues as reported (1):
License	$572	$825	$681	$638	$576	$777
Software maintenance	891	901	863	829	813	803
Professional services	126	142	128	130	122	123
GSA settlement	—	—	—	(76)	—	—

Total revenues	$1,589	$1,868	$1,672	$1,521	$1,511	$1,703

Change (%) over prior year:
License	(0.7)%	6.2%	6.6%	3.9%	2.7%	13.0%
Software maintenance	9.7%	12.1%	10.8%	12.4%	15.9%	14.9%
Professional services	2.7%	16.1%	31.3%	22.6%	24.6%	26.9%
GSA settlement	n/a	n/a	n/a	n/a	n/a	n/a

Total revenues	5.2%	9.7%	10.3%	4.4%	11.1%	14.8%

Revenues as reported, excluding GSA settlement (2):
License	$572	$825	$681	$638	$576	$777
Software maintenance	891	901	863	829	813	803
Professional services	126	142	128	130	122	123

Non-GAAP total revenues	$1,589	$1,868	$1,672	$1,597	$1,511	$1,703

Change (%) over prior year:
License	(0.7)%	6.2%	6.6%	3.9%	2.7%	13.0%
Software maintenance	9.7%	12.1%	10.8%	12.4%	15.9%	14.9%
Professional services	2.7%	16.1%	31.3%	22.6%	24.6%	26.9%

Non-GAAP total revenues	5.2%	9.7%	10.3%	9.6%	11.1%	14.8%

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the reduction of revenues due to the GSA settlement recognized in the second quarter of 2015.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(in millions)

(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2015	2015	2015	2015	2014
Unearned revenues as reported (1):
License	$415	$428	$404	$481	$466	$488
Software maintenance	4,105	4,174	3,850	3,894	3,847	3,905
Professional services	456	474	432	438	431	440

Total unearned revenues	$4,976	$5,076	$4,686	$4,813	$4,744	$4,833

Change (%) over prior year:
License	(11.0)%	(12.2)%	(5.6)%	1.1%	1.7%	4.9%
Software maintenance	6.7%	6.9%	8.2%	10.0%	13.9%	18.2%
Professional services	6.0%	7.9%	11.2%	17.9%	28.2%	36.0%

Total unearned revenues	4.9%	5.0%	7.1%	9.7%	13.7%	18.1%

(1)	Represents unearned revenues reported each quarter.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$40	(1)	—	(25)	—	—	—	$15
Cost of services revenues	$211	(12)	—	(1)	—	—	—	$198
Research and development	$356	(70)	—	—	—	—	—	$286
Sales and marketing	$565	(49)	(3)	(6)	—	—	—	$508
General and administrative	$172	(18)	—	—	—	(16)	—	$136
Realignment charges	$53	—	—	—	(53)	—	—	$—
Operating income	$192	150	3	32	53	16	—	$446
Operating margin (2)	12.1%	9.4%	0.2%	2.0%	3.3%	1.0%	—	28.1%
Other income (expense), net	$(1)	—	—	—	—	3	—	$2
Income before income taxes	$200	150	3	32	53	19	—	$457
Income tax provision	$39						53	$91
Tax rate (2)	19.5%							20.0%
Net income	$161	150	3	32	53	19	(53)	$366
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.38	$0.35	$0.01	$0.08	$0.13	$0.05	$(0.12)	$0.86
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.38	$0.35	$0.01	$0.08	$0.13	$0.05	$(0.12)	$0.86

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 423,230 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 424,180 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$50	(1)	—	(27)	—	—	—	—	$22
Cost of services revenues	$193	(11)	—	(1)	—	—	—	—	$182
Research and development	$305	(54)	(1)	—	—	—	—	—	$250
Sales and marketing	$536	(39)	(1)	(7)	—	—	—	—	$488
General and administrative	$187	(14)	—	(1)	—	(42)	(11)	—	$118
Realignment charges	$22	—	—	—	(22)	—	—	—	$—
Operating income	$218	119	2	36	22	42	11	—	$451
Operating margin (2)	14.4%	7.9%	0.1%	2.4%	1.5%	2.8%	0.7%	—	29.9%
Other income (expense), net	$(2)	—	—	—	—	(2)	—	—	$(4)
Income before income taxes	$222	119	2	36	22	40	11	—	$453
Income tax provision	$26							57	$84
Tax rate (2)	11.9%								18.5%
Net income	$196	119	2	36	22	40	11	(57)	$369
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.46	$0.28	$0.01	$0.08	$0.05	$0.09	$0.03	$(0.13)	$0.86
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.45	$0.28	$0.01	$0.08	$0.05	$0.09	$0.03	$(0.13)	$0.86

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 427,962 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 430,496 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
License	$572	$576
Services:
Software maintenance	891	813
Professional services	126	122

Total services	1,017	935

Total revenues	$1,589	$1,511

Percentage of revenues:
License	36.0%	38.1%
Services:
Software maintenance	56.1%	53.8%
Professional services	7.9%	8.1%

Total services	64.0%	61.9%

Total revenues	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
United States	$800	$762
International	789	749

Total revenues	$1,589	$1,511

Percentage of revenues:
United States	50.4%	50.4%
International	49.6%	49.6%

Total revenues	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
GAAP cash flows from operating activities	$720	$683
Capital expenditures	(41)	(106)

Free cash flows	$679	$577

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP revenues, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, and the GSA settlement, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total revenues, excluding the GSA settlement, and unearned revenues; and (ii) data on the percentage change in total revenues and license revenues plus the sequential change in unearned revenues and unearned license revenues, respectively. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

Additionally, VMware has presented in this earnings release data on the year-over-year growth in constant currency of (i) revenues, (ii) license revenues, (iii) total revenues plus the sequential change in total unearned revenues and (iv) license revenues plus sequential change in unearned license revenues. VMware provides this information in order to provide a comparable framework for assessing how our business performed, adjusted for the impact of foreign currency fluctuations and management analyzed year-over-year license and total revenue growth on a constant currency basis.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Certain litigation and other contingencies. VMware, from time to time may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying the matter.

•	GSA Settlement. During the second quarter of 2015, VMware reached an agreement with the Department of Justice (“DOJ”) and the General Services Administration (“GSA”) to resolve allegations that its sales practices between 2006 and 2013 had violated the federal False Claims Act. The settlement amount was $76 million and was recorded as a reduction of total revenues. VMware believes it is useful to exclude this amount because it does not consider it to be part of the ongoing operations of VMware’s business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency

A majority of VMware’s sales are denominated in the U.S. dollar; however, VMware also invoices and collects in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of VMware’s legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.

As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how VMware’s business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenue growth on a constant currency basis.

Revenue Growth in Constant Currency and Sequential Change in Unearned Revenues

License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenue growth in constant currency.

Unearned license revenues and unearned total revenues at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period. Unearned license revenues and unearned total revenues, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenues and unearned total revenues at the beginning of the period, as reported, in determining the sequential change in unearned revenues.